PLEASE USE BALL POINT PEN AND APPLY HEAVY PRESSURE TO INSURE LEGIBLE COPIES.
    AFTER FORM HAS BEEN SIGNED BY YOU, RETAIN THE LAST COPY FOR YOUR RECORDS.

                             REQUEST FOR ENROLLMENT
                       GROUP TAX-DEFERRED ANNUITY PROGRAM
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

GROUP ANNUITY CONTRACTS
     GA-
     GV-

EMPLOYER NAME

EMPLOYER NO.

SOCIAL SECURITY NO.

FIRST NAME                         INITIAL        LAST NAME

SEX       Male      Female

DATE OF BIRTH (For Jan. Use 01, For Feb. Use 02 Etc. to For Dec. Use 12)

     Month     Day       Year

HOME ADDRESS (NUMBER AND STREET)

2ND LINE OF HOME ADDRESS (IF NECESSARY)

CITY                               STATE          ZIP CODE


EMPLOYMENT WITH CURRENT EMPLOYER DATE APPPOINTED



Month        Day         Year


ARE YOU A U.S. CITIZEN?  Yes       No        IF NO, SHOW NATIONALITY _________

Annual Salary (Contract Salary Before Reduction) $           (Dollars Only)

Salary is Paid Over
     1.   10 Months
     2.   12 Months
     3.      Months

Frequency Employer Will Remit Amounts
     1.   Weekly         (52)
     2.   Monthly        (12)
     3.   Semi-monthly   (24)
     4.   Bi-weekly      (26)
     5.                  (  ) No. per Year

Total Periodic Amounts To Be Remitted (Show $ or % As Applicable)
          Dollars
          Cents
          or
                    %

Reduction To Begin With Salary Payment Due

     Month     Day       Year

I Elect to Apply To The Variable Account The Following Percentage Of Each Contribution Made In My Behalf

     To the Variable Account -->

                                     % Not Over 100%

As a result of employment with another employer, have you previously been
covered under this Program?   Yes       No

If yes, name of previous employer_______________________________________________

So that I may obtain the benefits of Section 403(b) of the Internal Revenue Code of 1954, as amended, I hereby request, subject to the General Enrollment Provisions on the reverse, that I be enrolled for participation under the Group Tax-Deferred Annuity Program of my Employer (identified above) and provided under the above-numbered group annuity contract(s) issued by The Prudential Insurance Company of America (the Prudential). I authorize the Prudential to use the personal data furnished in this request in establishing accounts for me under said contract(s).

I have completed a Salary-Annuity Agreement, as defined in item 1 of the General Enrollment Provisions on the reverse, which authorizes my Employer (a) to reduce my salary as indicated above until further notice, and (b) to remit such amounts to the Prudential as a contribution for the purchase of an annuity under the above-mentioned group annuity contract(s), the terms of which confer upon me non-forfeitable rights to the benefits provided by such contributions. Upon receipt of each contribution on my behalf hereafter and until further notice, the Prudential may apply such contribution appropriately to my accounts in accordance with my election as indicated above. Unless I subsequently elect an earlier settlement date and/or form of settlement, the Prudential is to apply my account(s) at my 75th birthday to provide monthly payments to me for my lifetime and, if I have a spouse on my 75th birthday, thereafter to such spouse, if living at the time of my death, the first 120 monthly payments being guaranteed.

If any benefit becomes payable under the Contract(s) as a result of my death before a Beneficiary Designation has been filed in an acceptable manner, the Prudential is hereby directed to pay such benefit to my spouse if I am married at the time of my death, otherwise, subject to the terms of the Contract(s), to my Estate. If I am eligible for coverage under a companion Variable Annuity Contract, I hereby acknowledge that I have received a prospectus describing group tax-deferred variable annuity contracts issued by the Prudential and that I have been given no written material describing such contracts other than printed documents bearing Prudential's name.








_________________________________________
                  Date


_________________________________________
          Signature of Enrollee


1st Init.      2nd Init.      Last Name

                              Enrolling Representative (Please Print)

Title Code     Number         Office

_________________________________________
  Signature of Enrolling Representative


1st Init.      2nd Init.      Last Name

                              Program Representative (Please Print)

Title Code     Number         Office
_________________________________________
   Signature of Program Representative


_________________________________________
             Program Sponsor


_________________________________________
           Account Established

                           PERSONAL AND FINANCIAL DATA

Marital Status

No. of Dependents

Ages of Dependents

Earnings Last Year

Other Income Last Year

Sources of Other Income

Life Insurance

Total Savings Account

Market Value of Securities Held

Total Outstanding Debt

If You Decline to Furnish Any Data Please Sign Here ____________________________


                             BENEFICIARY DESIGNATION

In accordance with the Instructions Concerning Beneficiary Designations on the reverse which are hereby made a part of this designation, I hereby request that the following Beneficiary(ies) shall receive any payment in accordance with the Group Annuity Contract(s) becoming due after my death. This designation includes, and is subject to, the General Beneficiary Provisions below.

PLEASE PRINT IN INK.  INITIAL AND DATE ANY CHANGES YOU MAKE ON YOUR DESIGNATION.

Name (IF MARRIED WOMAN, SHOW HER FIRST NAME,      Relationship to me
     MAIDEN NAME, HUSBAND'S LAST NAME).

_______________________________________________   My____________________________
      First        Initial        Last

_______________________________________________   My____________________________
      First        Initial        Last

_______________________________________________   My____________________________
      First        Initial        Last


SIGNATURE OF EMPLOYEE/DO NOT PRINT                Date

                                                  Month         Day        Year


                         GENERAL BENEFICIARY PROVISIONS

A. The terms of the Group Annuity Contract(s) govern the payment of any benefit.

B. A Beneficiary shall receive payment only if he is living at the time the benefit first becomes payable and no other Beneficiary(ies) then living has a preceding right to the benefit.

C. If no Beneficiary(ies) designated is alive when payment is otherwise payable to the Beneficiary, payment will be made in accordance with the Group Annuity Contract(s) and, if applicable, the Plan.

D. The terms of the Group Annuity Contract(s) and, if applicable, the Plan, shall govern the use of any affidavit or other satisfactory written evidence in determining the existence, identity, ages or any other facts concerning any Beneficiaries.

E. Once an annuity has begun, any settlement of any amount thereafter payable shall be governed by the terms of such annuity.

F. If the Beneficiary Designation names a Trustee as Beneficiary, any payment to such Trustee will be made as if such Trustee is acting in such fiduciary capacity until written notice to the contrary is received.

G. Payment shall be made to the Trustee(s) named under a Last Will and Testament only if the following conditions are satisfied. Such Last Will and Testament is admitted to probate and appoints a Trustee(s) to receive such payment. Such Trustee(s) qualifies as such and makes written claim for such payment within 12 months after the death of the Employee.

     If the above conditions are not satisfied, such payment shall be payable according to the terms of the Group Annuity Contract(s) and, if applicable, the Plan.

H. The Beneficiary may be changed, but only in a manner prescribed in the Group Annuity Contract(s) and, if applicable, the Plan.


                         KEEP THIS FORM IN A SAFE PLACE

When properly approved this form acknowledges The Prudential's acceptance and recording of the requested beneficiary settlement.

                                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


Date _____________________________   Approved___________________________________


GIA-134-A Ed. 12-79                                          Printed in U.S.A